Exhibit (a)(1)(ii)(B)

AMENDMENT NO. 1 TO

AMENDED AND RESTATED

CONSENT AND LETTER OF TRANSMITTAL

Offer to Exchange any and all of

its Outstanding $74,220,450 8.50% Senior Unsecured Convertible Notes due 2019

for its

$74,220,450 5.00% Senior Unsecured Convertible Notes due 2023

and the Solicitation of Consents

and Rights Offering to Subscribe for up to 40,000,000 Shares of Common Stock

Pursuant to the Offering Memorandum dated April 18, 2017

(as it may be supplemented from time to time, the “Offering Memorandum”)

The Exchange Offer, Consent Solicitation and Rights Offering will expire at 5:00 p.m., New York City time, on June 28, 2017, unless extended by Emergent Capital, Inc. (the “Company”) (the Company refers to that time and date, as may be extended, as the “Expiration Time”). The election to purchase Rights Offering Common Stock in the Rights Offering cannot be revoked except that a valid withdrawal of Old Notes tendered in the Exchange Offer will be deemed to have revoked any election to purchase Rights Offering Common Stock in the Rights Offering.

The Information and Exchange Agent for the Exchange Offer, Consent Solicitation and Rights Offering is:

US Bank, National Association

By facsimile

(for eligible institutions only):

651-466-7367

Confirmation:

651-466-5622

Address:

U. S. Bank National Association

Attn: Corporate Actions

111 Fillmore Avenue

St. Paul, MN 55107-1402

On April 18, 2017 (the “Launch Date”), Emergent Capital, Inc. (the “Company” or “Emergent”) commenced an offer to exchange (the “Exchange Offer”) all of its outstanding 8.50% Senior Unsecured Convertible Notes due 2019 (the “Old Notes”), including the $74,220,450 aggregate principal amount outstanding on the Launch Date and an additional principal amount of Old Notes deemed outstanding for purposes of the Exchange Offer equal to accrued and unpaid interest on all Old Notes tendered in the Exchange Offer through and excluding the Settlement Date.  For each $1,000 principal amount of Old Notes validly tendered, not withdrawn and accepted for exchange in the Exchange Offer, and for the requisite consents validly delivered (and not withdrawn) in the Consent Solicitation, holders of Old Notes will receive (a) $1,000 principal amount of our 5.00% Senior Unsecured Convertible Notes due 2023 (the “New Unsecured Notes”), and (b) the right to subscribe in a rights offering (the “Rights Offering”) for 500 shares of our $0.01 par value common stock (the “Common Stock” and such shares issuable in connection with the Rights Offering, the “Rights Offering Common Stock”) at a price of $0.20 per share.

In connection with the Exchange Offer, on April 18, 2017, the Company delivered a Consent and Letter of Transmittal to holders of its Old Notes.  The Company subsequently amended and restated the Consent and Letter of Transmittal dated May 26, 2017 (the “Amended and Restated Letter of Transmittal”).  By this Amendment No. 1 to Amended and Restated Letter of Transmittal, the Company amends and supplements the Amended and Restated Letter of Transmittal pursuant to the terms and conditions of this Amendment No. 1.  Except as amended by this Amendment No. 1, all terms and conditions of the Amended and Restated Letter of Transmittal remain unchanged and effective in all respects.  This Amendment No. 1 should be read in conjunction with the Amended and Restated Letter of Transmittal.  As of and after the date of this Amendment No. 1, any reference to the “Consent and Letter of Transmittal” shall be deemed to be a reference to the Amended and Restated Letter of Transmittal, as amended and supplemented by this Amendment No. 1.  All capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Amended and Restated Letter of Transmittal or the Offering Memorandum.  To the extent that any information or amendment contained in this Amendment No. 1 is inconsistent with the information in the Amended and Restated Letter of Transmittal, the information and amendments set forth in this Amendment No. 1 shall control.

If a holder of Old Notes previously tendered its Old Notes with the Consent and Letter of Transmittal delivered on April 18, 2017 or the Amended and Restated Consent and Letter of Transmittal delivered on May 31, 2017, such holder may, at its option: (i) take no further action, and, assuming such holder otherwise validly tendered its Old Notes, its previous tender would remain a valid tender or (ii) withdraw its tender and re-tender using the Amended and Restated Letter of Transmittal, as amended and supplemented by this Amendment No. 1.

QUESTIONS AND REQUESTS FOR ASSISTANCE OR FOR ADDITIONAL COPIES OF THE OFFERING MEMORANDUM, THE AMENDED AND RESTATED LETTER OF TRANSMITTAL, OR THIS AMENDMENT NO. 1 MAY BE DIRECTED TO THE INFORMATION AND EXCHANGE AGENT.

THIS AMENDMENT NO. 1 DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE NEW UNSECURED NOTES OR THE UNDERLYING STOCK TO ANY PERSON IN ANY JURISDICTION WHERE IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION.

AMENDMENTS TO THE AMENDED AND RESTATED LETTER OF TRANSMITTAL

The Amended and Restated Letter of Transmittal is amended as follows.

1.              Cover Page

a.              The first paragraph is amended to delete the words “June 12, 2017” and replace them with the words “June 28, 2017”.

b.              The ninth paragraph on the Cover Page is amended to add (i) the words “with CUSIP number 29102NAB1” to the end of each reference to “Old Notes” and (ii) the words “$1 denominated” to the beginning of the reference to “New Unsecured Notes.”

2.              Letter of Transmittal Instructions to Holders Regarding Exchange Offer

a.              The seventh paragraph of the letter of transmittal instructions to holders regarding the Exchange Offer, which begins at the beginning of page 8 of the Amended and Restated Letter of Transmittal, is hereby deleted and replaced in its entirety with the following:

All holders holding Old Notes with CUSIP number 452834AE4 whose valid tender in the Exchange Offer is accepted will receive unrestricted $1,000 denominated New Unsecured Notes with CUSIP number 29102NAJ4.  Holders holding Old Notes with CUSIP number 29102NAB1 who are qualified institutional buyers or accredited investors who exchange their Old Notes with CUSIP number 29102NAB1 will receive restricted $1 denominated New Unsecured Notes designated for accredited investors and holders who received their Old Notes with CUSIP number 29102NAB1 in offshore transactions which qualified for exemption from registration pursuant to Regulation S will receive restricted $1 denominated New Unsecured Notes designated for such holders. Holders of Old Notes with CUSIP number 29102NAB1 who do not fit within one of the categories described above will be considered retail holders and will receive $1 denominated New Unsecured Notes designated as restricted. Holders that are considered retail holders are not entitled to participate in the Rights Offering. The following table describes each type of New Unsecured Note that holders participating in the Exchange Offer are eligible to receive.

b.              The table following such seventh paragraph is deleted and replaced in its entirety with the following:

	New Unsecured Notes		Eligible	Rights Offering Common Stock: Full Allotment (unspecified)		Rights Offering Common Stock: Less than Full Allotment (specified)		Rights Offering Common Stock: Full Allotment + Additional Full Allotment (unspecified)		Rights Offering Common Stock: Full Allotment + Specified Number of Remainder Shares
	Eligible	CUSIP Rec’d	to Consent	Eligible	CUSIP Rec’d	Eligible	CUSIP Rec’d	Eligible	CUSIP Rec’d	Eligible	CUSIP Rec’d
Accredited Investors (including qualified institutional buyers)	Yes	$1,000 denominated notes 29102NAJ4	Yes	Yes	29102N303	Yes	29102N303	Yes	29012N303	Yes	29012N303

$1 denominated PIK Notes 29102NAF2*

Reg S Holders	Yes	$1,000 denominated notes 29102NAJ4	Yes	Yes**	U2913L110	Yes**	U2913L110	Yes**	U2913L110	Yes**	U2913L110

$1 denominated PIK Notes U2913LAB8

Retail Holders	Yes	$1,000 denominated notes 29102NAJ4	Yes	No		No		No		No

$1 denominated PIK Notes 29102NAH8

*                                         Any holder who is a qualified institutional buyer as defined under Rule 144A(a)(1) promulgated under the Securities Act who validly tenders a $1 denominated Old Note will receive in the Exchange Offer a $1 denominated New Unsecured Note with the Accredited Investor CUSIP shown above.

**           Reg. S holder must participate in a transaction qualifying for exemption under Regulation S.

3.              Specific Instructions forming part of the terms and conditions of the Exchange Offer, Consent Solicitation and Rights Offering

a.              The first paragraph of Instruction 1 is amended to add “or the Amended and Restated Consent and Letter of Transmittal delivered on May 31, 2017,” after the words “April 18, 2017,”.

b.              The second paragraph of Instruction 11 is hereby deleted and replaced in its entirety with the following:

All holders holding Old Notes with CUSIP number 452834AE4 whose valid tender in the Exchange Offer is accepted will receive unrestricted $1,000 denominated New Unsecured Notes.  Holders holding Old Notes with CUSIP number 29102NAB1 who are qualified institutional buyers or accredited investors who exchange their Old Notes with CUSIP number 29102NAB1 will receive restricted $1 denominated New Unsecured Notes designated for accredited investors and holders who received their Old Notes with CUSIP number 29102NAB1 in offshore transactions which qualified for exemption from registration pursuant to Regulation S will receive $1 denominated New Unsecured Notes designated for such holders. Holders of Old Notes with CUSIP number 29102NAB1 who do not fit within one of the categories described above will be considered retail holders and receive $1 denominated New Unsecured Notes designated as restricted. Holders that are considered retail holders are not entitled to participate in the Rights Offering. Please see the table on page 9 of this Consent and Letter of Transmittal, which describes each type of  New Unsecured Note that holders participating in the Exchange Offer are eligible to receive.